SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report January 22, 2004
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Ford Motor Company 8-K
Exhibits
signature
EX-99.1 News Release
EX-99.2 Sector Statement of Income
EX-99.3 Consolidated Statement of Income
EX-99.4 Sector Balance Sheet
EX-99.5 Consolidated Balance Sheet
EX-99.6 Condensed Sector Statement of Cash Flows
EX-99.7 Condensed Consolid. Stmt. of Cash Flows
EX-99.8 Investor Presentation
EX-99.9 Fixed Income Presentation

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99.1	News Release dated
	January 22, 2004	Filed with this Report

Exhibit 99.2	Sector Statement of Income	Filed with this Report

Exhibit 99.3	Consolidated Statement of Income	Filed with this Report

Exhibit 99.4	Sector Balance Sheet	Filed with this Report

Exhibit 99.5	Consolidated Balance Sheet	Filed with this Report

Exhibit 99.6	Condensed Sector Statement
	of Cash Flows	Filed with this Report

Exhibit 99.7	Condensed Consolidated
	Statement of Cash Flows	Filed with this Report

Exhibit 99.8	Investor Presentation	Filed with this Report

Exhibit 99.9	Fixed Income Presentation	Filed with this Report

Item 12. Results of Operations and Financial Condition.

     Our news release dated January 22, 2004 and supplemental financial information, concerning fourth quarter and full year 2003 financial results, filed as Exhibits 99.1 through 99.9, respectively, to this report, are incorporated by reference herein.

     Ford Motor Company will conduct two conference calls on January 22, 2004 to review fourth quarter and full year 2003 results.

     Don Leclair, Ford’s Group Vice President and Chief Financial Officer, will host a conference call with investors and the news media that will begin at 9:00 a.m. to review our fourth quarter and full year 2003 results. Investors can hear this conference call by dialing 800-299-7098 (617-801-9715 for international dial-in) or on the Internet at www.shareholder.ford.com. The passcode for both numbers is a verbal response of “Ford Earnings Call”.

     Malcolm Macdonald, Ford’s Vice President and Treasurer, Jim Gouin, Ford’s Vice President and Controller, and David Cosper, Ford Motor Credit Company’s Chief Financial Officer, will host a second conference call with fixed income investors beginning at 11:00 a.m. Investors can access this conference call by dialing 800-299-7098 (617-801-9715 for international dial-in). The passcode for both numbers is a verbal response of “Ford Fixed Income”.

     Investors can access replays of these calls by visiting one of the following web sites: www.shareholder.ford.com or www.streetevents.com or by dialing 888-286-8010 (617-801-6888 for international dial-in), passcode 44456529 for the 9:00 a.m. call and passcode 33675945 for the 11:00 a.m. call. The times referenced above are Eastern Standard Time.

     Exhibits 99.1, 99.8 and 99.9 to this report contain certain “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The non-GAAP financial measures include financial results excluding special items, net pricing and operating cash flows in respect of our Automotive sector, and managed leverage and credit loss ratios in respect of our subsidiary, Ford Motor Credit Company (“Ford Credit”). Each of these non-GAAP financial measures is discussed below, including the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) and the reasons why we believe the presentation of the non-GAAP financial measure provides useful information to our investors.

     Operating Cash Flows. The exhibits discuss our operating-related cash flows before contributions to trusts to fund pension and health care obligations and before tax refunds for the fourth quarter and full year 2003 and our milestone for operating-related cash flow for 2004. The exhibits indicate that we had positive operating cash flow before contributions and tax refunds of $1.5 billion for the fourth quarter and about $100 million for the full year 2003. The most directly comparable financial measure calculated and presented in accordance with GAAP to this cash flow measure is Cash Flows from Operating Activities Before Securities Trading. Slide 22 of Exhibit 99.8 and the appendix (page 17 of 17) to Exhibit 99.8 combine to provide a reconciliation of our non-GAAP operating cash flow measure and Cash Flows from Operating Activities Before Securities Trading. Cash Flows from Operating Activities Before Securities Trading was negative $3.5 billion for fourth quarter and positive $1.3 billion for the full year 2003. We believe the non-GAAP operating cash flow before contributions and tax refunds measure is useful to investors because it includes cash flow elements not included in Cash Flows from Operating Activities Before Securities Trading that we consider to be related to our operating activities (for example, capital spending). As a result, our operating cash flow measure provides investors with a more relevant measure of the cash generated by our operations.

     Net Pricing. The exhibits indicate that our 2003 milestones were based, in part, on net pricing planning assumptions for 2003 of zero in the United States (for Ford, Lincoln and Mercury brand vehicles) and 1% in Europe (for Ford brand vehicles), in each case at constant volume, mix and exchange rates, compared to 2002. The exhibits further indicate changes in net pricing for the full year 2003 were negative 0.6% and negative 1.7% in the United States and Europe, respectively. The most directly comparable financial measure calculated and presented in accordance with GAAP to this net pricing measure is the period-over-period change in Automotive Sales. The period-over-period change in Automotive Sales is affected by changes in unit sales volume, product mix, foreign exchange rates, wholesale prices for vehicles sold and marketing incentives. The net pricing measure (which measures the combined effect of changes in wholesale prices and marketing incentives, while excluding the effects of changes in unit sales volumes, product mix, and foreign exchange rates) is useful to investors because it provides an indication of the underlying direction of changes in revenue in one performance measure. The change in Automotive Sales on a per unit basis for the full year 2003 compared with 2002 was an increase of 4.4% for North America and an increase of 15.0% for Europe. The appendix (page 9 of 17) to Exhibit 99.8 contains a reconciliation of the change in net pricing in 2003 compared with 2002 to the change in Automotive Sales for the same periods.

     Financial Results Excluding Special Items. The exhibits discuss the fourth quarter and full year 2003 pre-tax profits excluding special items for our Automotive Sector and each of our primary operating segments within the Automotive sector. The most directly comparable financial measure calculated and presented in accordance with GAAP to this measure is pre-tax profits including the special items. We believe that pre-tax profits excluding special items is useful to investors because it excludes elements that we do not consider to be indicative of our on-going operating activities (for example, the effect of recent agreements with Visteon Corporation). As a result, pre-tax profits excluding special items provides investors with a more relevant measure of the results generated by our operations. Slide 4 of Exhibit 99.8 includes a list of the special items and the impact of each on our fourth quarter and full year 2003 results. The tables below set forth the pre-tax profits for our Automotive Sector and each of our operating segments within the Automotive sector both excluding and including the special items for the fourth quarter and full year, respectively.

     Managed Leverage. The exhibits discuss Ford Credit’s leverage (i.e., debt-to-equity ratio) on both a financial statement and managed basis. Financial statement leverage is the most directly comparable financial measure calculated and presented in accordance with GAAP to our non-GAAP managed leverage financial measure. The appendices to the exhibits contain a reconciliation of Ford Credit’s non-GAAP managed leverage measure to its financial statement leverage. The exhibits indicate that Ford Credit’s financial statement and managed leverage at December 31, 2003 were 12.0 and 13.0 to 1, respectively. We believe that the use of the non-GAAP managed leverage measure, which is the result of several adjustments to Ford Credit’s financial statement leverage, is useful to our investors because it reflects the way Ford Credit manages its business. Ford Credit retains interests in receivables sold in off-balance sheet securitization transactions, and, with respect to subordinated retained interests, has credit risk. Accordingly, it considers securitization as an alternative source of funding and evaluates credit losses, receivables and leverage on a managed as well as a financial statement basis. As a result, the managed leverage measure provides our investors with meaningful information regarding management’s decision-making processes.

     In calculating its managed leverage ratio, Ford Credit adds the total amount of receivables sold in off-balance sheet securitizations, net of retained interests, to its debt. It also deducts cash and cash equivalents because these generally correspond to excess debt beyond the amount required to support Ford Credit’s financing operations. It adds minority interests to equity because all of the debt of such consolidated entities is included in total debt. It excludes the impact of Statement of Financial Accounting Standards No. 133 in both the numerator and the denominator in order to exclude the interim effects of changes in market rates because Ford Credit generally repays its debt funding obligations as they mature.

     Loss-to-Receivables Ratio. The exhibits discuss Ford Credit’s loss to receivables ratios on an “on-balance sheet” and a managed basis. The exhibits indicate that Ford Credit’s total on-balance sheet credit loss ratio was 1.67% (including credit losses on reacquired receivables) and was 1.60% (excluding credit losses on reacquired receivables) for the full year 2003. The exhibits further indicate that Ford Credit’s on-balance sheet credit loss ratio for its U.S. retail and lease business was 2.18% (including credit losses on reacquired receivables) and was 1.98% (excluding credit losses on reacquired receivables) for the fourth quarter 2003. A loss-to-receivables ratio equals net credit losses divided by the average amount of net receivables outstanding for the period. The receivables that were reacquired in the second quarter of 2003 are those of FCAR Owner Trust (“FCAR”), an entity integral to a Ford Credit asset-backed commercial paper program. FCAR was consolidated for financial statement purposes with Ford Credit in the second quarter of 2003. The financial measure that is most directly comparable to these loss-to-receivables ratios and that is calculated and presented in accordance with GAAP is the on-balance sheet credit loss ratio excluding losses on the reacquired FCAR receivables. We believe that the use of the non-GAAP on-balance sheet credit loss ratio is useful to our investors because it provides a more complete representation of our actual on-balance sheet credit loss experience.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

FORD MOTOR COMPANY

(Registrant)

Date: January 22, 2004	By: /s/ Kathryn S. Lamping

Kathryn S. Lamping
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	News Release dated
January 22, 2004

Exhibit 99.2	Sector Statement of Income

Exhibit 99.3	Consolidated Statement of Income

Exhibit 99.4	Sector Balance Sheet

Exhibit 99.5	Consolidated Balance Sheet

Exhibit 99.6	Condensed Sector Statement
of Cash Flows

Exhibit 99.7	Condensed Consolidated
Statement of Cash Flows

Exhibit 99.8	Investor Presentation

Exhibit 99.9	Fixed Income Presentation